UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 16, 2009
Inverness Medical Innovations, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120

(State or other jurisdiction	(Commission file number)	(IRS Employer)
of incorporation)		Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 647-3900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
SIGNATURE

Item 1.01. Entry Into a Material Definitive Agreement.
Item 3.02.   Unregistered Sales of Equity Securities
On March 16, 2009, Inverness Medical Innovations, Inc. (the “Company”) entered into a definitive Acquisition Agreement (the “Agreement”) with ACON Laboratories, Inc. and certain related entities (collectively, “ACON”). ACON is a world-wide provider of diagnostic test kits in the consumer, point-of-care and laboratory markets. In connection with the Company’s March 2006 acquisition of the assets of ACON’s business of researching, developing, manufacturing, marketing and selling lateral flow immunoassay and directly-related products (the “Business”) in the United States, Canada, Europe (excluding Russia, the former Soviet Republics that are not part of the European Union and Turkey), Israel, Australia, Japan and New Zealand (the “First Territory”), the Company and ACON entered into an agreement that provided that in the event certain financial performance and operating conditions were satisfied, the Company would agree to acquire, and ACON would agree to sell, ACON’s Business for the remainder of the world (the “Second Territory Business”). The Agreement sets forth the terms and conditions of the Company’s acquisition from ACON of the Second Territory Business, which includes the Business in China, Asia Pacific, Latin America, South America, the Middle East, Africa, India, Pakistan, Russia and Eastern Europe. ACON will retain its other worldwide in-vitro diagnostics businesses including diabetes, clinical chemistry and immunoassay products
The acquisition of the Second Territory Business is expected to close on or about April 30, 2009 and is subject to ordinary and customary closing conditions.
As agreed to in connection with the acquisition of the Business in the First Territory in March 2006, the aggregate purchase price for the Second Territory Business will be based on a multiple of either the Second Territory Business’ revenue or its pre-tax profits for calendar year 2008, subject to final determination of ACON’s financial results for calendar year 2008, as well working capital and other customary adjustments. The Company currently expects that the purchase price for the Second Territory Business will be approximately $200 million, subject to the foregoing determination and adjustments. The Company does not presently intend to obtain financing from outside sources to acquire the Second Territory Business. Instead, the Company expects to self-finance the transaction from cash on hand and its ongoing cash flows, and the Company has the ability to pay a portion of the purchase price in shares of the Company’s common stock.
The purchase price will be paid in several installments with approximately eighty-five percent (85%) of the purchase price (the “Initial Purchase Price Amount”) being paid by the end of the third quarter or the beginning of the fourth quarter 2009. At closing, the Company will pay $80 million in cash. On July 1, 2009, the Company will pay an amount equal to 35% of the Initial Purchase Price Amount in cash or shares of the Company’s common stock. The Company will pay the remainder of the Initial Purchase Price Amount on the earlier of (i) August 31, 2009, up to a maximum of $25 million, and thereafter will pay any further remaining Initial Purchase Price Amount on the last calendar day of succeeding months beginning on September 30, 2009, up to a maximum of $10 million per payment, or (ii) completion by Inverness of any financing in excess of $100 million. Portions of the Initial Purchase Price Amount paid after the closing date will bear interest at a rate of four percent (4%) per annum. The remainder of the purchase price will be due in two final installments, each comprising 7.5% of the total purchase price, on the dates fifteen (15) and thirty (30) months after the closing. These amounts do not bear interest and may be paid in cash or a combination of cash (not less than approximately seventy-one percent (71%) of each payment) and shares of the Company’s common stock (not more than approximately twenty-nine percent (29%) of each payment).
The actual number of shares of common stock to be issued pursuant to the Agreement is determined by reference to a formula by which the value of the common stock to be issued by the Company is divided by a price per share equal to the volume weighted average price of the common stock during the ten trading days immediately preceding the date of issuance of such security.  In connection with the issuance of common stock in this transaction, the Company is relying on an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

ACON has agreed to indemnify the Company, subject to certain limitations, for, among other things, breaches of representations and warranties for a period of 18 months after the closing or any subsequent payment date, subject to certain exceptions and limitations.
The Company and ACON also expect to enter into various other agreements in connection with the consummation of the acquisition of the Second Territory Business, including but not limited to, an amended and restated investor rights agreement, transitional supply and distribution agreements, an amended and restated license agreement, a transition services agreement, and other ordinary and customary agreements.
The Company may elect to terminate the acquisition of the Second Territory Business at any time prior to closing by payment of 15% of the purchase price thereof as a termination fee and the Company is obligated to pay such termination fee in the event the agreement is terminated for certain other reasons including the Company’s failure to pay the initial $80 million described above when due and payable. Further, in the event ACON fails to sell to the Company the Second Territory Business, the Company may follow a dispute resolution procedure that could permit the Company to purchase the Second Territory Business at eighty-five percent (85%) of the expected purchase price.
The above is a brief summary of the significant provisions of the Agreement.  This summary is not complete and is qualified in its entirety by reference to the copy of the Agreement which the Company expects to file either with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009 or, at the Company’s election, with an earlier report under the Securities Exchange Act of 1934, as amended.
Cautionary Note Regarding Forward Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. These statements reflect the Company’s current views with respect to future events and are based on its management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with market and economic conditions; the ability of the Company and ACON to satisfy the conditions to the proposed acquisition; the Company’s ability to integrate this and other acquisitions and to recognize expected benefits; the risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2008; and other factors identified from time to time in its periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements contained herein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.

BY:	/s/ Jay McNamara

Jay McNamara
Senior Counsel, Corporate & Finance
Dated: March 19, 2009